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                                                                   Exhibit 10.37

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement (this "Amendment") is made as of May 20, 1999 by and between FirstWorld Communications, Inc. and Sheldon S. Ohringer.

                                   Recitals

     A. The parties entered into an Employment Agreement (the "Agreement") dated as of September 28, 1998, with a Commencement Date of October 1, 1998.

     B. The parties wish to amend the Agreement for the limited purposes set forth in this Amendment.

                                   Agreement

     In consideration of the mutual promises of the parties set forth in this Amendment and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Section 5(e)(i) of the Agreement is deleted in its entirety and replaced with the following:

          "If the Company consummates a Qualified Initial Public Offering (as defined in Section 5(d) above) with a price of at least $10.00 per share (before giving effect to any subdivision (by any stock split, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or other adjustment in the number of outstanding shares of the Company as determined on a fully diluted basis made without the receipt of consideration to the Company after the Commencement Date) before April 1, 2000, the Company shall pay Executive a cash payment of $4,207,500 in accordance with the provisions of Section 5(e)(iv) hereof."

     2. The Agreement, as amended by this Amendment, shall continue in full force and effect.

     3. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. This Amendment may be delivered by facsimile.


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                               FirstWorld Communications, Inc.


                               By:   /s/ Jeffery L. Dykes
                                  ----------------------------------------------
                                  Jeffrey L. Dykes,
                                  Senior Vice President, General Counsel
                                  and Secretary


                               Sheldon S. Ohringer


                                     /s/ Sheldon S. Ohringer
                               -------------------------------------------------